                                                                    Exhibit 3.20





                            CERTIFICATE OF FORMATION

                                       OF

                              ARMKEL PRODUCTS, LLC



     1. The name of the limited liability company is Armkel Products, LLC.

     2. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Armkel Products, LLC on this 6th day of September, 2001.



                                            ARMKEL PRODUCTS, LLC



                                            By:   /s/ James J. Connors, II
                                                  ------------------------------
                                            Name:  James J. Connors, II
                                            Title: Authorized Person